Second Quarter 2016 Earnings Presentation July 28, 2016

Forward-Looking Statement Forward-Looking Statement Any “forward-looking” statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, contained herein, including, but not limited to, those relating to the Company’s business, financial condition or future results, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to: the Company's leverage; liabilities imposed by the Company's debt instruments; market demand; competitive factors; supply constraints; material and energy costs; risks and uncertainties associated with intangible assets, including goodwill or other intangible asset impairment charges; technology factors; litigation; government and regulatory actions; the Company's accounting policies; future trends; general economic and currency conditions; the potential impact of Brexit; various conditions specific to the Company's business and industry; the Company’s ability to identify attractive acquisition candidates, successfully integrate acquired operations or realize the intended benefits of such acquisitions; the Company’s ability to attain the Financial Improvement Plan targeted savings and free cash flow amounts; future prospects of the Company; and other risks that are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward- looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. Non-GAAP Financial Measures In this presentation, certain non-GAAP financial measures may be used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in the Appendix at the end of this presentation or in the earnings releases available on the Company’s website. Additional information is available at www.trimascorp.com under the “Investors” section. Please see the Appendix for details regarding certain costs, expenses and other amounts or charges, collectively described as “Special Items,” that are included in the determination of net income, earnings per share and/or cash flows from operating activities under GAAP, but that management believes should be separately considered when evaluating the quality of the Company’s core operating results, given they may not reflect the ongoing activities of the business. Management believes that presenting these non-GAAP financial measures, on an after Special Items basis, provides useful information to investors by helping them identify underlying trends in the Company’s businesses and facilitating comparisons of performance with prior and future periods. These non-GAAP financial measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP financial measures. 2

Agenda • Introductions and Opening Remarks • Financial Highlights • Segment Highlights • Outlook and Summary • Questions and Answers • Appendix 3

Introductions and Opening Remarks

New CEO – Thomas Amato • Comprehensive search conducted using external firm • Experienced leader of global, multi-billion dollar, diversified businesses • Understanding of TriMas businesses as a result of prior roles • Proven track record in: – Driving operational improvements through a relentless focus on performance and continuous improvement – Developing sound strategies to adapt to dynamic markets and customer needs globally – Enhancing growth both organically and through strategic acquisitions – Creating and operating in a fact-based culture with mutual respect for enterprise-wide employees 5 Ability to leverage past experiences to drive future shareholder value.

Initial Observations of TriMas • Great portfolio of diversified businesses • Market-leading brands and positions • Valued “blue-chip” customers with critical supply positions and solid relationships • Highly-engineered, proprietary products • Significant opportunities for organic growth and bolt-on acquisitions • Strong cash flow with opportunities for margin enhancement 6 Key Focus Areas During “First 100 Days” • Visit high-impact manufacturing operations • Engage with the business leadership teams and review strategic plans • Meet with key customers to ensure a smooth transition • Identify and assess near and longer term opportunities to enhance performance and growth All in the spirit of developing and sharing with stakeholders a solid game plan to drive improved results Engage with the TriMas team to identify opportunities and implement actions to drive improved performance. New CEO – Thomas Amato

Opening Remarks – Second Quarter • Second quarter sales of approximately $203 million – external top-line pressures continued – Organic initiatives and acquisition growth were more than offset by the impact of lower oil prices, lower aerospace distributor sales and unfavorable currency exchange – Sequential sales improvement in Packaging and Aerospace • Achieved Q2 EPS, excluding Special Items(1), of $0.34 – solid performance in spite of nearly 10% sales decline • Aerospace recovery actions resulted in sequential improvement – more work to do • Improved operating profit margin, excluding Special Items, by 180 basis points as compared to Q2 2015 • Completed the cost actions related to the $22 million Financial Improvement Plan 7 Cost savings actions mitigating impact of lower sales levels and Aerospace challenges. (1) Please see the Appendix for a detailed reconciliation to GAAP results.

External Headwinds and Tailwinds Headwinds • Macroeconomic conditions ‒ Low industrial activity levels ‒ Interest rate environment • Low oil and commodity prices ‒ Drilling and well completion activity ‒ Capex deferrals and reductions ‒ Resin and specialty steel prices • Inventory reductions in channel ‒ Overall supply chain reductions ‒ Large aerospace distributors • Strength of U.S. dollar – Translation and transaction impacts – Exports in Engineered Components – Imports more competitive • Brexit – Uncertainty in Europe – Consumer confidence in the United Kingdom 8 Tailwinds • Commercial aircraft build rates and backlog – expect slight increase in 2016, with greater growth in 2017 • Asia still growing, albeit at lower rates – Uncertainty around China • Consumer spend remains solid in the U.S. – outpacing economic conditions Headwinds continue – focused on execution to mitigate external challenges.

Business Update 9 Initiatives to drive profitable growth and increased margins – balancing short and long-term objectives. Packaging • Completed staffing of sales team – added leaders with end market expertise • Selected site in Mexico to add manufacturing capacity in support of growth in the Americas • Accelerating new product development and applications with technology center in Asia Aerospace • Executing comprehensive recovery plan to improve manufacturing throughput and cost efficiencies to increase sales and margins • Leveraging recent acquisitions to add product qualifications for new and existing customers Energy • Reconfiguring Houston facility for dedicated manufacture of quick-turn customer orders • Accelerating and broadening move of standard products from Houston to Reynosa Engineered Components • Expanding cylinder capacity to capitalize on North American market position • Maintaining oil field engine/compressor business cost structure to reflect current market demand

Financial Highlights

# Second Quarter Summary

TriMas

*(Unaudited, dollars in millions, except per share amounts)*

| *(from continuing operations)* | Q2 2016 | Q2 2015 | Variance |
|---|---|---|---|
| Revenue | $203.3 | $224.9 | -9.6% |
| Operating profit | $18.7 | $19.2 | -2.9% |
| *Excl. Total Special Items, Operating profit would have been:* | $25.7 | $24.3 | 5.6% |
| *Excl. Total Special Items, Operating profit margin would have been:* | 12.6% | 10.8% | 180 bps |
| Income | $10.5 | $8.5 | 23.4% |
| *Excl. Total Special Items, Income would have been:* | $15.6 | $13.8 | 13.4% |
| Diluted earnings per share | $0.23 | $0.19 | 21.1% |
| *Excl. Total Special Items, Diluted earnings per share would have been:* | $0.34 | $0.30 | 13.3% |
| Free Cash Flow [(1)] | $34.2 | $9.4 | 263.3% |
| Total debt | $406.3 | $457.3 | -11.2% |

- Q2 sales declined nearly 10% as compared to Q2 2015 – weakness in the oil-related and industrial end markets, lower aerospace distributor volumes and unfavorable currency exchange more than offset organic initiatives and the results of a recent acquisition
- Q2 operating profit dollars and margin percentage, excluding Special Items, increased as the positive impact of the Financial Improvement Plan and productivity initiatives more than offset the impact of reduced sales and related lower fixed cost absorption
- Income and diluted EPS, excluding Special Items, both increased due to higher operating profit and currency gains
- Solid Free Cash Flow generation in Q2 2016; total debt decreased as compared to Q2 2015

***Grew EPS year-over-year, despite external top-line pressures and the impact of challenges in Aerospace.***

*Note: Please see the Appendix for a detailed reconciliation to GAAP results.*
*[(1)] Free Cash Flow is defined as Net Cash Provided by Operating Activities of Continuing Operations, excluding the cash impact of Special Items, less Capital Expenditures.*

11

$0.30 $0.34 2015 Q2 EPS, excluding Special Items 2015 Energy legal claim Energy-facing business volume Aerospace operating profit FIP savings / operating improvements Corporate costs and non- cash stock compensation Interest / taxes / other 2016 Q2 EPS, excluding Special Items EPS Bridge from Q2 2015 to Q2 2016 12 • Significant year-over-year impact related to lower energy-facing business volume and reduced Aerospace profitability • Executing plan to remedy short-term production and integration inefficiencies in Aerospace • Cost savings actions (including the Financial Improvement Plan) helping offset external headwinds • Corporate spend reduced following the Cequent spin-off and in response to macroeconomic challenges Offsetting the majority of the external headwinds; continue to execute on margin enhancement plans. (For illustrative purposes) Note: Please see the Appendix for a detailed reconciliation to GAAP results.

Segment Highlights

# Packaging

## Quarterly Commentary

- Sales were relatively flat, excluding the impact of unfavorable currency exchange
- Profit and the related margin, excluding Special Items, increased due to a more favorable product mix and ongoing productivity initiatives, offsetting the continued investment in global capabilities

**Initiatives**

- Aligned global marketing and sales force with end markets and customers
- Selected new site in Mexico to expand manufacturing capacity serving the Americas
- Developing world-class product development team and customer innovation centers in locations close to customers
- Executing on productivity initiatives to fund global growth while maintaining margins

*(Unaudited, dollars in millions)*

| Financial Snapshot | Q2 2016 | Q2 2015 | Variance |
|---|---|---|---|
| Sales | $88.1 | $89.6 | *-1.6%* |
| Operating profit (excl. Special Items) | $22.0 | $21.0 | *4.8%* |
| | *25.0%* | *23.4%* | *160 bps* |







## Q2 2016 Segment Contribution

**By Revenue**


43%

**By Operating Profit**
*(excluding Special Items and Corporate Expense)*


67%

***Positioning business for customer innovation and continued growth, while maintaining targeted margin levels.***

*Note: Please see the Appendix for a detailed reconciliation to GAAP results.*

14

# Aerospace

TriMas

## Quarterly Commentary

- Sales increased due to the acquisition of Parker Hannifin's machined components facility in Q4 2015; partially offset by lower demand from certain larger distribution customers
- Profit and the related margin, excluding Special Items, declined due to incremental costs due to short-term production inefficiencies, a less favorable product mix and higher costs of new product qualifications

**Initiatives**

- Executing plan to increase manufacturing throughput and address costs of production inefficiencies to enhance margins
- Developing and qualifying new highly-engineered products; qualifying existing products for new applications or new customers
- Leveraging a single aerospace platform to better serve customers and enhance margins

*(Unaudited, dollars in millions)*

| Financial Snapshot | Q2 2016 | Q2 2015 | Variance |
|---|---|---|---|
| Sales | $44.1 | $43.2 | *2.0%* |
| Operating profit (excl. Special Items) | $5.0 | $8.1 | *-37.4%* |
| | *11.4%* | *18.6%* | *-720 bps* |







## Q2 2016 Segment Contribution

**By Revenue**


22%

**By Operating Profit**
*(excluding Special Items and Corporate Expense)*


15%

***Immediate focus on sales and margin improvement.***

*Note: Please see the Appendix for a detailed reconciliation to GAAP results.*

15

Aerospace Macro Environment Macro Changes • Supply chain disruption ‒ BASN-driven inventory reductions in channel  Large aerospace distributors  OE warehouse consolidation ‒ Increased focus on “just in time” inventory • Build rate increases • Shift to composite aircraft 16 Impacts on TriMas • Min/max programs and inventory management • Less predictable order patterns and smaller lot sizes • Reduced sales volumes of certain higher margin distributor products • Increased price competitiveness – OE long- term agreement negotiations and increased supplier competitiveness • Expanded product offerings and increased manufacturing complexity • Additional capacity and automation required Good business with solid, long-term fundamentals – addressing shorter-term impact of current supply chain disruptions.

# Aerospace Improvement Initiatives

TriMas

## Monogram Aerospace Fasteners

- Executing comprehensive recovery plan to meet current order demand, eliminate past dues and improve profitability
- Implemented revised scheduling and production recovery plans for both fastener and collar facilities for remainder of year
- Added capacity to improve manufacturing throughput
- Integrating burndown plan for current past due orders based on existing order backlog
- Tracking key performance indicators to measure progress
  - Schedule attainment
  - Sales/shipment dollars per day
  - Order intake
  - Aging/amount of past due orders
- Added experienced resources to supplement team
- Leverage additional collar opportunities

## Martinic Engineering (Machined Components)

- Completed facility-integration activities mid-Q2
- Transitioning Tolleson facility to a profit center
  - Addressing pricing fundamentals on certain LTA part numbers in cooperation with customer
- Qualified nearly 50 incremental part numbers under current LTA
- Qualified 14 additional part numbers with new customers under contracts
- Combined potential value of newly qualified parts in excess of $6 million annually – expect some orders to begin in 2016

***Executing comprehensive plans to improve performance.***

17

Energy 18 • Sales decreased due to reduced demand from upstream oil customers and the impact of lower levels of downstream capex spending • Cost savings achieved from restructuring actions more than offset the impact of the reduced sales levels and lower related fixed cost absorption Initiatives • Leveraging lower costs of business restructuring to capitalize on end market opportunities • Driving continued manufacturing and operational improvements across locations • Accelerating and broadening the move of the manufacture of standard products from Houston to Reynosa (Unaudited, dollars in millions) Quarterly Commentary Leveraging lower cost structure to drive margin improvement. Q2 2016 Segment Contribution 20% By Revenue Financial Snapshot Q2 2016 Q2 2015 Variance Sales $40.0 $50.2 -20.3% Operating profit (excl. Special Items) $1.8 ($3.3) n/m 4.5% -6.5% n/ Note: Please see the Appendix for a detailed reconciliation to GAAP results. 6% By Operating Profit (excluding Special Items and Corporate Expense)

# Engineered Components

TriMas

## Quarterly Commentary

- Cylinder sales declined due to weaker industrial end markets
- Engine and compressor sales decreased more than 50% as a result of lower oil prices – operated at a slight loss due to reduced demand
- Operating profit, excluding Special Items, decreased as a result of reduced sales levels and related lower fixed cost absorption

**Initiatives**

- Implemented cost reduction actions to mitigate top-line pressures and remain breakeven in engine business
- Adding incremental cylinder capabilities and longer-term capacity
- Expanding engine and compressor product lines to diversify and reduce end-market cyclicality

*(Unaudited, dollars in millions)*

| Financial Snapshot | Q2 2016 | Q2 2015 | Variance |
|---|---|---|---|
| Sales | $31.2 | $42.0 | *-25.7%* |
| Operating profit (excl. Special Items) | $3.9 | $6.3 | *-38.2%* |
| | *12.4%* | *15.0%* | *-260 bps* |





## Q2 2016 Segment Contribution

**By Revenue**


15%

**By Operating Profit**
*(excluding Special Items and Corporate Expense)*


12%

***Focused on mitigating top-line pressures by reducing costs and increasing efficiencies.***

*Note: Please see the Appendix for a detailed reconciliation to GAAP results.*

19

Segment Performance Summary 20 (Unaudited, dollars in millions) Sales Operating Profit Margin (excluding Special Items) Q2 2016 Q1 2016 Q2 2015 FY 2015 Packaging $88.1 $80.1 $89.6 $334.3 Aerospace $44.1 $40.5 $43.2 $176.5 Energy $40.0 $44.8 $50.2 $193.4 Engineered Components $31.2 $37.5 $42.0 $159.8 Q2 2016 Q1 2016 Q2 2015 FY 2015 Packaging 25.0% 22.9% 23.4% 24.0% Aerospace 11.4% 8.7% 18.6% 18.1% Energy 4.5% 2.4% -6.5% -0.8% Engineered Components 12.4% 15.3% 15.0% 13.6% Cost savings actions being realized in a challenging top-line environment. Note: Please see the Appendix for a detailed reconciliation to GAAP results. Historical figures may be found in the corresponding earnings releases located on www.trimascorp.com under the “Investors” section.

Outlook and Summary

# Updated FY 2016 Segment Assumptions

TriMas

| | Sales[1] | Operating Profit Margin (excl. Special Items) | Full Year 2016 Commentary |
|---|---|---|---|
| **Packaging** | 3% – 5% | 23% – 24% | • Organic growth driven primarily by new products and increased share in emerging markets – anticipate some customer launch delays into 2017<br>• Executing on pipeline of productivity initiatives to fund growth while maintaining margins<br>• Expect pressure resulting from currency moves following Brexit |
| *Previous* | *4% – 8%* | *22% – 24%* | |
| **Aerospace** | 0% – 2% | 11% – 13% | • Distributor orders trending lower than expected – significant impact on margin given resulting less favorable product sales mix<br>• Short-term production inefficiencies and integration costs impact sales and profitability – recovery plan demonstrating improvement<br>• Steady OE build rates and the Q4 2015 acquisition of Parker Hannifin facility expected to aid top-line |
| *Previous* | *9% – 11%* | *16% – 18%* | |
| **Energy** | (15%) – (20%) | 4% – 6% | • Sales impacted by reduced upstream and downstream channel spending and exiting of lower margin business<br>• Margin level positively impacted by restructuring of footprint and supply chain, cost-out actions and operational efficiencies |
| *Previous* | *(10%) – (15%)* | *3% – 6%* | |
| **Engineered Components** | (15%) – (20%) | 13% – 15% | • Industrial market slowdown expected to continue to impact cylinder sales – sales expected to be down year-over-year<br>• Mitigate impact of lower cylinder sales via productivity initiatives<br>• Further engine-related top-line pressure – focused on offsetting to remain near breakeven |
| *Previous* | *(7%) – (10%)* | *13% – 15%* | |

***Top-line pressures more significant than planned – holding or improving margin rates in three out of four of the segments.***

*Note: All of the figures and comments on this slide exclude any current and future Special Items.*

*[1] 2016 revenue growth versus 2015.*

22

Updated FY 2016 Additional Assumptions Full Year Outlook (Updated as of 7/28/16) Comments Interest Expense Previous $13 – $15 million $14 – $16 million • Effective July 1, 2016, interest expense on the majority of variable-rate debt in the Credit Agreement fixed via interest rate swap agreements (through 2020) • Impact of higher interest rates expected to more than offset interest savings from debt reduction • Debt reduction remains a priority Capital Expenditures Previous 3% – 4% of sales 4% – 5% • Continuing to invest in Packaging and Aerospace for top-line growth and margin expansion • Planning additional low-cost country capacity in Packaging to serve global customers • Expanding capacity of cylinder business to capitalize on North American market position Tax Rate 31% – 33% • Income more heavily weighted toward United States based on planned income mix and due to restructuring actions within the Energy segment Corporate Expense – • Cash Costs • Stock Compensation Previous $22 – $24 million $9 million $25 – $27 million $10 million • Expected annual run rate of cash spend reduced following the Cequent spin-off in June 2015 • Lower attainment of performance-based equity awards resulted in lower stock compensation expense in 2014 and 2015 • Target awards and metrics reset following the spin-off • Includes long term incentive compensation for all of TriMas 23 From Continuing Operations Note: All of the figures and comments on this slide exclude any current and future Special Items.

# Updated FY 2016 Outlook

TriMas

| *From Continuing Operations* | Full Year Outlook *(as of 4/28/16)*[1] | Full Year Outlook *(as of 7/28/16)* | Comments |
|---|---|---|---|
| **Net Sales** | (2%) – 2% | (4%) – (7%) | • Top-line pressure across all segments<br>• Expect some pressure resulting from currency moves following Brexit<br>• Expect ~1% growth from existing acquisition |
| **Earnings Per Share, diluted (excl. Special Items)** | $1.35 – $1.45 | $1.22 – $1.30 | • Reduction in EPS driven by weaker top-line and more gradual Aerospace margin improvement<br>• Savings from Financial Improvement Plan and productivity initiatives expected to help mitigate impact of weak end markets |
| **Free Cash Flow[2] (excl. Special Items)** | $60 – $70 million | $55 – $65 million | • Managing working capital and capital expenditures consistent with environment, while still funding growth programs<br>• Reduction in FCF outlook as a result of lower earnings; target remains at ~ 100% of net income |

***Focused on execution of sales and margin improvement plans.***

*Note: All of the figures and comments on this slide exclude any current and future Special Items.*
*[1] Original guidance provided on 2/25/16.*
*[2] Free Cash Flow is defined as Net Cash Provided by Operating Activities of Continuing Operations, excluding the cash impact of Special Items, less Capital Expenditures.*

24

Summary • Focus on managing what we can control – align cost structure with expected end market demand • Grow higher-margin Packaging and Aerospace platforms – continue to invest and leverage – Immediate focus on achieving Aerospace’s operational improvements • Drive improved profitability from restructured Energy business • Improve cash flow conversion and ROIC • Drive continuous productivity pipeline 25 Focused on operational execution for the remainder of 2016.

Questions and Answers

Appendix

# Second Quarter YTD Summary

TriMas

*(Unaudited, dollars in millions, except per share amounts)*

| *(from continuing operations)* | Q2 YTD 2016 | Q2 YTD 2015 | Variance |
|---|---|---|---|
| Revenue | $406.2 | $449.0 | -9.5% |
| Operating Profit | $35.1 | $42.2 | -16.9% |
| *Excl. Total Special Items, Operating Profit would have been:* | $47.5 | $49.8 | -4.6% |
| *Excl. Total Special Items, Operating Profit margin would have been:* | 11.7% | 11.1% | 60 bps |
| Income | $18.8 | $20.4 | -8.1% |
| *Excl. Total Special Items, Income would have been:* | $28.0 | $27.6 | 1.4% |
| Diluted earnings per share | $0.41 | $0.45 | -8.9% |
| *Excl. Total Special Items, diluted earnings per share would have been:* | $0.61 | $0.61 | 0.0% |
| Free Cash Flow [(1)] | $28.3 | $7.6 | 273.4% |
| Total Debt | $406.3 | $457.3 | -11.2% |

- YTD 2016 sales declined nearly 10% as compared to YTD 2015 – weakness in the oil-related and industrial end markets, aerospace distributor volumes and unfavorable currency exchange more than offset organic initiatives and the results of a recent acquisition
- YTD 2016 operating profit margin percentage, excluding Special Items, increased 60 basis points as the positive impact of the Financial Improvement Plan and productivity initiatives more than offset the impact of reduced sales and related lower fixed cost absorption
- Income and diluted EPS, excluding Special Items, were relatively flat year-over-year
- Solid Free Cash Flow generation in YTD 2016; total debt decreased as compared to Q2 2015

**Held EPS year-over-year, despite external top-line pressures and the impact of challenges in Aerospace.**

*Note: Please see the Appendix for a detailed reconciliation to GAAP results.*
*(1) Free Cash Flow is defined as Net Cash Provided by Operating Activities of Continuing Operations, excluding the cash impact of Special Items, less Capital Expenditures.*

28

Condensed Consolidated Balance Sheet

TriMas

(Dollars in thousands)

	June 30, 2016 (unaudited)	December 31, 2015
Assets		
Current assets:		
Cash and cash equivalents	$ 23,660	$ 19,450
Receivables, net	124,620	121,990
Inventories	165,800	167,370
Prepaid expenses and other current assets	7,440	17,810
Total current assets	321,520	326,620
Property and equipment, net	178,660	181,130
Goodwill	377,430	378,920
Other intangibles, net	263,510	273,870
Other assets	9,080	9,760
Total assets	$ 1,150,200	$ 1,170,300
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 13,820	$ 13,850
Accounts payable	77,820	88,420
Accrued liabilities	41,690	50,480
Total current liabilities	133,330	152,750
Long-term debt, net	392,460	405,780
Deferred income taxes	8,320	11,260
Other long-term liabilities	57,890	53,320
Total liabilities	592,000	623,110
Total shareholders' equity	558,200	547,190
Total liabilities and shareholders' equity	$ 1,150,200	$ 1,170,300

29

Consolidated Statement of Operations

TriMas

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended June 30,		Six months ended June 30,	
	2016	2015	2016	2015
Net sales	$ 203,320	$ 224,900	$ 406,200	$ 449,030
Cost of sales	(146,240)	(163,180)	(293,200)	(324,390)
Gross profit	57,080	61,720	113,000	124,640
Selling, general and administrative expenses	(38,420)	(42,510)	(77,890)	(82,410)
Operating profit	18,660	19,210	35,110	42,230
Other expense, net:				
Interest expense	(3,310)	(3,720)	(6,750)	(7,170)
Debt financing and extinguishment costs	-	(1,970)	-	(1,970)
Other income (expense), net	130	(290)	70	(1,610)
Other expense, net	(3,180)	(5,980)	(6,680)	(10,750)
Income from continuing operations before income tax expense	15,480	13,230	28,430	31,480
Income tax expense	(5,000)	(4,740)	(9,650)	(11,050)
Income from continuing operations	10,480	8,490	18,780	20,430
Loss from discontinued operations, net of tax	-	(6,780)	-	(4,740)
Net income	10,480	1,710	18,780	15,690
Earnings per share - basic:				
Continuing operations	$ 0.23	$ 0.19	$ 0.41	$ 0.45
Discontinued operations	-	(0.15)	-	(0.10)
Net income per share	$ 0.23	$ 0.04	$ 0.41	$ 0.35
Weighted average common shares - basic	45,429,851	45,150,827	45,354,421	45,074,394
Earnings per share - diluted:				
Continuing operations	$ 0.23	$ 0.19	$ 0.41	$ 0.45
Discontinued operations	-	(0.15)	-	(0.10)
Net income per share	$ 0.23	$ 0.04	$ 0.41	$ 0.35
Weighted average common shares - diluted	45,726,348	45,418,907	45,690,582	45,409,875

30

Consolidated Statement of Cash Flow

TriMas

(Unaudited, dollars in thousands)

	Six months ended June 30, 2016	Six months ended June 30, 2015
Cash Flows from Operating Activities:		
Net income	$ 18,780	$ 15,690
Loss from discontinued operations	-	(4,740)
Income from continuing operations	18,780	20,430
Adjustments to reconcile net income to net cash provided by operating activities:		
Loss on dispositions of property and equipment	1,120	300
Depreciation	11,980	10,830
Amortization of intangible assets	10,190	10,580
Amortization of debt issue costs	670	1,020
Deferred income taxes	230	(250)
Non-cash compensation expense	4,140	2,870
Excess tax benefits from stock based compensation	(170)	(270)
Debt financing and extinguishment costs	-	1,970
Increase in receivables	(3,660)	(8,930)
(Increase) decrease in inventories	1,130	(9,210)
Decrease in prepaid expenses and other assets	10,650	510
Decrease in accounts payable and accrued liabilities	(21,710)	(8,550)
Other, net	(410)	(820)
Net cash provided by operating activities of continuing operations	32,940	20,480
Net cash used for operating activities of discontinued operations	-	(14,030)
Net cash provided by operating activities	32,940	6,450
Cash Flows from Investing Activities:		
Capital expenditures	(12,960)	(12,890)
Net proceeds from disposition of property and equipment	120	690
Net cash used for investing activities of continuing operations	(12,840)	(12,200)
Net cash used for investing activities of discontinued operations	-	(2,510)
Net cash used for investing activities	(12,840)	(14,710)
Cash Flows from Financing Activities:		
Proceeds from borrowings on term loan facilities	-	275,000
Repayments of borrowings on term loan facilities	(6,950)	(441,360)
Proceeds from borrowings on revolving credit and accounts receivable facilities	216,580	697,890
Repayments of borrowings on revolving credit and accounts receivable facilities	(225,050)	(703,390)
Payments for deferred purchase price	-	(5,710)
Debt financing fees	-	(1,850)
Shares surrendered upon vesting of options and restricted stock awards to cover tax obligations	(650)	(2,620)
Proceeds from exercise of stock options	10	430
Excess tax benefits from stock based compensation	170	270
Cash transferred to the Cequent businesses	-	(17,050)
Net cash used for financing activities of continuing operations	(15,890)	(198,390)
Net cash provided by financing activities of discontinued operations	-	208,400
Net cash provided by (used for) financing activities	(15,890)	10,010
Cash and Cash Equivalents:		
Net increase for the period	4,210	1,750
At beginning of period	19,450	24,420
At end of period	$ 23,660	$ 26,170
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 5,860	$ 9,690
Cash paid for taxes	$ 3,170	$ 17,390

31

# Company and Business Segment Financial Information

TriMas

*(Unaudited, dollars in thousands, from continuing operations)*

| | Three months ended June 30, 2016 | Three months ended June 30, 2015 | Six months ended June 30, 2016 | Six months ended June 30, 2015 |
|---|---|---|---|---|
| **Packaging** | | | | |
| Net sales | $ 88,110 | $ 89,580 | $ 168,220 | $ 168,540 |
| Operating profit | $ 21,410 | $ 20,710 | $ 39,250 | $ 38,220 |
| Special Items to consider in evaluating operating profit: | | | | |
| Severance and business restructuring costs | $ 590 | $ 280 | $ 1,060 | $ 430 |
| Excluding Special Items, operating profit would have been | $ 22,000 | $ 20,990 | $ 40,310 | $ 38,650 |
| **Aerospace** | | | | |
| Net sales | $ 44,090 | $ 43,220 | $ 84,590 | $ 88,960 |
| Operating profit | $ 3,550 | $ 7,220 | $ 7,010 | $ 15,300 |
| Special Items to consider in evaluating operating profit: | | | | |
| Severance and business restructuring costs | $ 1,490 | $ 830 | $ 1,560 | $ 1,620 |
| Excluding Special Items, operating profit would have been | $ 5,040 | $ 8,050 | $ 8,570 | $ 16,920 |
| **Energy** | | | | |
| Net sales | $ 39,950 | $ 50,150 | $ 84,700 | $ 101,310 |
| Operating loss | $ (3,090) | $ (7,170) | $ (6,700) | $ (6,830) |
| Special Items to consider in evaluating operating profit (loss): | | | | |
| Severance and business restructuring costs | $ 4,890 | $ 3,910 | $ 9,590 | $ 5,340 |
| Excluding Special Items, operating profit (loss) would have been | $ 1,800 | $ (3,260) | $ 2,890 | $ (1,490) |
| **Engineered Components** | | | | |
| Net sales | $ 31,170 | $ 41,950 | $ 68,690 | $ 90,220 |
| Operating profit | $ 3,860 | $ 6,220 | $ 9,440 | $ 12,190 |
| Special Items to consider in evaluating operating profit: | | | | |
| Severance and business restructuring costs | $ 20 | $ 60 | $ 170 | $ 140 |
| Excluding Special Items, operating profit would have been | $ 3,880 | $ 6,280 | $ 9,610 | $ 12,330 |
| **Corporate expenses** | | | | |
| Operating loss | $ (7,070) | $ (7,770) | $ (13,890) | $ (16,650) |
| **Total Continuing Operations** | | | | |
| Net sales | $ 203,320 | $ 224,900 | $ 406,200 | $ 449,030 |
| Operating profit | $ 18,660 | $ 19,210 | $ 35,110 | $ 42,230 |
| Total Special Items to consider in evaluating operating profit | $ 6,990 | $ 5,080 | $ 12,380 | $ 7,530 |
| Excluding Special Items, operating profit would have been | $ 25,650 | $ 24,290 | $ 47,490 | $ 49,760 |

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# Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures

TriMas

*(Unaudited, dollars in thousands, except for per share amounts)*

| | Three months ended June 30, 2016 | Three months ended June 30, 2015 | Six months ended June 30, 2016 | Six months ended June 30, 2015 |
|---|---|---|---|---|
| **Income from continuing operations, as reported** | $ 10,480 | $ 8,490 | $ 18,780 | $ 20,430 |
| **After-tax impact of Special Items to consider in evaluating quality of income from continuing operations:** | | | | |
| Severance and business restructuring costs | 5,130 | 4,030 | 9,220 | 5,930 |
| Debt extinguishment costs | - | 1,240 | - | 1,240 |
| **Excluding Special Items, income from continuing operations would have been** | $ 15,610 | $ 13,760 | $ 28,000 | $ 27,600 |

| | Three months ended June 30, 2016 | Three months ended June 30, 2015 | Six months ended June 30, 2016 | Six months ended June 30, 2015 |
|---|---|---|---|---|
| **Diluted earnings per share from continuing operations, as reported** | $ 0.23 | $ 0.19 | $ 0.41 | $ 0.45 |
| **After-tax impact of Special Items to consider in evaluating quality of EPS from continuing operations:** | | | | |
| Severance and business restructuring costs | 0.11 | 0.08 | 0.20 | 0.13 |
| Debt extinguishment costs | - | 0.03 | - | 0.03 |
| **Excluding Special Items, EPS from continuing operations would have been** | $ 0.34 | $ 0.30 | $ 0.61 | $ 0.61 |
| **Weighted-average shares outstanding** | 45,726,348 | 45,418,907 | 45,690,582 | 45,409,875 |

| | Three months ended June 30, 2016 | Three months ended June 30, 2015 | Six months ended June 30, 2016 | Six months ended June 30, 2015 |
|---|---|---|---|---|
| **Operating profit from continuing operations (excluding Special Items)** | $ 25,650 | $ 24,290 | $ 47,490 | $ 49,760 |
| Corporate expenses (excluding Special Items) | 7,070 | 7,770 | 13,890 | 16,650 |
| **Segment operating profit (excluding Special Items)** | $ 32,720 | $ 32,060 | $ 61,380 | $ 66,410 |
| **Segment operating profit margin (excluding Special Items)** | 16.1% | 14.3% | 15.1% | 14.8% |

33

# Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures

TriMas

*(Unaudited, dollars in thousands)*

| | Three months ended June 30, | | | | | |
|---|---|---|---|---|---|---|
| | 2016 | | | 2015 | | |
| | As reported | Special Items | Excluding Special Items | As reported | Special Items | Excluding Special Items |
| Net cash provided by operating activities of continuing operations | $ 36,280 | $ 4,920 | $ 41,200 | $ 16,620 | $ - | $ 16,620 |
| Less: Capital expenditures of continuing operations | (6,980) | - | (6,980) | (7,200) | - | (7,200) |
| Free Cash Flow from continuing operations | 29,300 | 4,920 | 34,220 | 9,420 | - | 9,420 |
| Income from continuing operations | 10,480 | 5,130 | 15,610 | 8,490 | 5,270 | 13,760 |
| Free Cash Flow as a percentage of income from continuing operations | 280% | | 219% | 111% | | 68% |

| | Six months ended June 30, | | | | | |
|---|---|---|---|---|---|---|
| | 2016 | | | 2015 | | |
| | As reported | Special Items | Excluding Special Items | As reported | Special Items | Excluding Special Items |
| Net cash provided by operating activities of continuing operations | $ 32,940 | $ 8,360 | $ 41,300 | $ 20,480 | $ - | $ 20,480 |
| Less: Capital expenditures of continuing operations | (12,960) | - | (12,960) | (12,890) | - | (12,890) |
| Free Cash Flow from continuing operations | 19,980 | 8,360 | 28,340 | 7,590 | - | 7,590 |
| Income from continuing operations | 18,780 | 9,220 | 28,000 | 20,430 | 7,170 | 27,600 |
| Free Cash Flow as a percentage of income from continuing operations | 106% | | 101% | 37% | | 28% |

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Current Debt Structure

TriMas

(Unaudited, dollars in thousands)

	June 30, 2016		December 31, 2015	
Cash and Cash Equivalents	$	23,660	$	19,450
Credit Agreement		347,870		371,820
Receivables facility and other		63,790		53,860
Debt issuance costs		(5,380)		(6,050)
Total Debt		406,280		419,630
Key Ratios:				
Bank LTM EBITDA	$	147,470	$	154,180
Interest Coverage Ratio		12.40 x		12.77 x
Leverage Ratio		2.82 x		2.80 x
Bank Covenants:				
Minimum Interest Coverage Ratio		3.00 x		3.00 x
Maximum Leverage Ratio		3.50 x		3.50 x

As of June 30, 2016, TriMas had $123.7 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

35

LTM Bank EBITDA as Defined in Credit Agreement

TriMas

(Unaudited, dollars in thousands)

Net income (loss) for the twelve months ended June 30, 2016	$	(30,310)
Interest expense		13,640
Income tax expense		5,140
Depreciation and amortization		44,310
Extraordinary non-cash charges		75,680
Non-cash compensation expense		7,610
Other non-cash expenses or losses		14,990
Non-recurring expenses or costs relating to cost saving projects		15,000
Acquisition integration costs		1,410
Bank EBITDA - LTM Ended June 30, 2016 [1]	$	147,470

[1] *As defined in the Credit Agreement dated June 30, 2015.*

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